Bancorp 34, Inc. Reports 4th Quarter

Performance, Provides Merger

Update and Announces Proposed

New Brand

Scottsdale, Ariz., March 8, 2024/PRNewswire/ – Bancorp 34, Inc. (OTCQB: BCTF), the parent company for Bank 34, reports consolidated fourth quarter of 2023 performance.

Bancorp 34, Inc. (the “Company”) reported a net loss and diluted net loss per share, for the quarter ended December 31, 2023, of ($1.7 million) and ($0.40), respectively, compared to ($1.9 million) and ($0.81) for the same period in 2022. The Company reported consolidated total assets of $581.3 million as of December 31, 2023, up from $574.3 million as of December 31, 2022.

Operating results continue to be impacted by expenses related to the merger with CBOA Financial, Inc. (“CBOA”) announced in April 2023 and higher funding costs as market rates and competition for deposits further increased in 2023. During the 4th quarter of 2023, merger expenses were $1.7 million, and for the year were $3 million. In addition, a portion of merger expenses are not tax deductible, which had a negative effect on the bank’s income tax benefit in relation to the pre-tax loss.

The problem credit which led to elevated provision expenses in the 3rd quarter of 2023 was transferred to other real estate owned, with a carrying value of $3 million, at the end of 2023. Loss on the credit totaled $3.4 million in the 4th quarter. Subsequently, the note relating to the parcel was sold in February 2024 for $2.5 million. The additional loss of $0.5 million is attributed to the decline in rents collected in 2024 and will be reflected in the 1st quarter of 2024.

Total assets increased $6.9 million in 2023. Consistent with industry trends, deposit balances declined $27.6 million during 2023 with increases in capital and borrowings offsetting the decline. Tangible book value per share closed the year at $12.94.

Both the Company and CBOA anticipate the merger closing in March of 2024.

In anticipation of the merger closing later this month, the Company and CBOA have announced the combined bank will rebrand as Southwest Heritage Bank.

President and Chief Executive Officer Jim Crotty commented on the past year and prospects for the future, “While 2023 presented a challenging market, rate, and deposit environment that limited any material balance sheet growth, we saw our bank improve process, procedures, and efficiencies to prepare for the future. Our team has started the preparations for life as a bank approaching and ultimately growing beyond $1 billion in assets. We are looking forward to completing the merger with Commerce Bank of Arizona. Our commitment to create shareholder value has never been stronger. We are excited to showcase the merits of the combined bank as we rebrand as Southwest Heritage Bank.”

ABOUT BANCORP 34, INC. - Bank 34 has three full-service community bank branches, one in Maricopa County, Arizona in the city of Scottsdale and one each in Otero and Dona Ana Counties in the cities of Alamogordo and Las Cruces in southern New Mexico.

FORWARD-LOOKING STATEMENTS - Certain statements herein that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions and in this press release include our expectations regarding shareholder approval for and completion of the merger with CBOA. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the failure of either the Company’s or CBOA’s shareholders to approve the merger or the failure of other conditions to the merger, and general economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction between the Company and CBOA. In connection with the proposed merger, the Company has filed a registration statement on Form S-4 with the SEC to register the Company’s shares that will be issued to CBOA’s shareholders in connection with the merger. The registration statement includes a proxy statement of the Company and CBOA and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND CBOA ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CONTAINED IN THE REGISTRATION STATEMENT REGARDING THE MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY OR CBOA WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CBOA AND THE MERGER.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the proxy statement/prospectus, as well as other documents filed with the SEC by the Company may be obtained at the SEC’s Internet site at http://www.sec.gov. The definitive proxy statement/prospectus has also been mailed to shareholders of the Company and CBOA.

PARTICIPANTS IN THE TRANSACTION

The Company and CBOA and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from the Company’s and CBOA’s shareholders in favor of the approval of the merger agreement. Information about the directors and officers of the Company and CBOA and their ownership of Company and CBOA common stock are contained in the registration statement and proxy statement/prospectus pertaining to the transaction. Free copies of this document may be obtained as described above.

Contact: Kevin Vaughn

Chief Financial Officer

(623) 334-6064

BCTF@Bank34.com

BANCORP 34, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in 000s, except per share data)

	Dec. 31, 2023	Dec. 31, 2022

ASSETS

Total cash and cash equivalents	$28,897	$16,947
Available-for-sale securities, at fair value	56,690	58,582
Held-to-maturity securities, amortized cost, net	5,684	5,832
Loans held for investment, net	451,167	458,582
Other real estate owned	3,000	—
Other assets	35,827	34,397
TOTAL ASSETS	$581,265	$574,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Total deposits	$459,999	$487,587
Other borrowings	29,000	5,000
Subordinated debt, net	24,595	24,531
Accrued interest and other liabilities	6,950	7,984
TOTAL LIABILITIES	520,544	525,102

TOTAL STOCKHOLDERS’ EQUITY	60,721	49,238

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$581,265	$574,340

Tangible Book Value Per Share	$12.94	$13.85
Equity to Assets	10.45%	8.57%
Non-Performing Assets to Total Assets	0.90%	0.73%
Shares Outstanding	4,694,010	3,554,455

BANCORP 34, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(dollars in 000s, except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2023	2022	2023	2022

Total interest income	$28,124	$23,761	$7,404	$6,326
Total interest expense	12,949	5,314	3,820	2,295

Net interest income	15,175	18,447	3,584	4,031

Provision for credit losses	4,223	2,420	943	1,640

Total noninterest income	730	545	201	159
Total noninterest expense	15,537	15,184	4,545	5,486

Pre-tax (loss) income	(3,855)	1,388	(1,703)	(2,936)

(Benefit from) provision for income taxes	(453)	58	(27)	(994)

NET (LOSS) INCOME	$(3,402)	$1,330	$(1,676)	$(1,942)

Diluted (loss) earnings per share	$(0.88)	$0.56	$(0.40)	$(0.81)
Return on Average Assets	-0.59%	0.23%	-1.15%	-1.35%
Return on Average Equity	-5.48%	3.44%	-11.12%	-21.03%
Net Interest Margin	2.76%	3.39%	2.63%	3.10%